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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


           We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-38729, Form S-8 No. 33-89126 and Form S-8 No. 33-54484) pertaining to the 1989 Stock Option Plan of Encore Wire Corporation of our report dated January 25, 2002, with respect to the consolidated financial statements of Encore Wire Corporation included in the Form 10-K for the year ended December 31, 2001.

                                                         /s/ Ernst & Young LLP

Dallas, Texas
March 21, 2002